Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"V MEDIA CORPORATION", A DELAWARE CORPORATION,

WITH AND INTO "CHINA NEW MEDIA CORP." UNDER THE NAME OF "V MEDIA CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF JULY, A.D. 2012, AT 1:28 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3006130 8100M

120843070

AUTHENTICATION: 9716671

DATE: 07-18-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:28 PM 07/17/2012
FILED 01:28 PM 07/17/2012
SRV 120843070 - 3006130 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING

V Media Corporation

INTO

China New Media Corp.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

China New Media Corp.,

a corporation incorporated on the 18th day of February, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of V Media Corporation, a corporation incorporated on the 2nd day of July, 2012 A.D., pursuant to the provisions of the General Corporation Law of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 30th day of June, 2012 A.D., determined to and did merge into itself said V Media Corporation, which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 90% of the outstanding stock of V Media Corporation, a corporation organized and exiting under the laws of State of Delaware, and

WHEREAS this corporation desires to merge into itself the said V Media Corporation, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said V Media Corporation and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said V Media Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 17th day of July, 2012 A.D.

By: [signature] 2012.7.17
Authorized Officer

Name: Guojun Wang
Print or Type

Title: Chief Executive Officer

(Insert if applicable)

FURTHER RESOLVED that China New Media Corp. relinquishes its corporate name and assumes in place thereof the name V Media Corporation.